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                                                                     EXHIBIT 5.1


                          [VINSON & ELKINS LETTERHEAD]

                                November 11, 1998


BMC Software, Inc.
2101 City West Blvd.
Houston, TX  77042

Ladies and Gentlemen:

         We acted as counsel for BMC Software, Inc., a Delaware corporation ("BMC"), in connection with BMC's Form S-4 registration statement (the "Registration Statement") relating to the offering, issuance and sale of shares (the "Shares") of BMC's common stock, par value $.01 per share, pursuant to the proposed merger of Ranger Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BMC, with and into Boole & Babbage, Inc., a Delaware corporation.

         Before rendering our opinion, we examined certain of the corporate records of BMC, including its Restated Certificate of Incorporation (as amended), certain resolutions of the Board of Directors of BMC, the Registration Statement and the exhibits thereto and such certificates of corporate officers of BMC and governmental officials as we deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of the above described documents, we relied upon certificates and other communications of corporate officers of BMC and governmental officials without further investigation as to the facts set forth therein. We are rendering this opinion as of the effective date of the Registration Statement.

         Based upon the foregoing, we are of the opinion that the Shares have been validly authorized for issuance and, upon issuance as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of the foregoing opinions, we assumed that the Shares will be offered, issued and sold in compliance with all applicable state securities or Blue Sky laws.

                                           Very truly yours,

                                           /s/ VINSON & ELKINS L.L.P.